Exhibit 99.1
CHENIERE ENERGY, INC. NEWS RELEASE
Cheniere Announces Uplisting to the New York Stock Exchange

HOUSTON--(BUSINESS WIRE)-- Cheniere Energy, Inc. (“Cheniere”) (NYSE American: LNG) and Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) announced today that each company has been approved for uplisting to the New York Stock Exchange (“NYSE”) from the NYSE American (“NYSE American”).

The common stock of Cheniere and the common units of Cheniere Partners will cease trading on the NYSE American after market close on February 2, 2024, and will commence trading on the NYSE effective at the opening of trading on February 5, 2024. Cheniere and Cheniere Partners will continue to trade under the symbols “LNG” and “CQP” respectively.

“Cheniere has been listed on the NYSE American or its predecessors for over two decades, and we thank the NYSE American for the many years of cooperation and being a key part of the Cheniere success story," said Zach Davis, Cheniere's Executive Vice President and Chief Financial Officer. "We look forward to furthering that success as part of the NYSE family with our uplisting to NYSE.”

About Cheniere
Cheniere Energy, Inc. is the leading producer and exporter of liquefied natural gas (“LNG”) in the United States, reliably providing a clean, secure, and affordable solution to the growing global need for natural gas. Cheniere is a full-service LNG provider, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery. Cheniere has one of the largest liquefaction platforms in the world, consisting of the Sabine Pass and Corpus Christi liquefaction facilities on the U.S. Gulf Coast, with total production capacity of approximately 45 million tonnes per annum (“mtpa”) of LNG in operation and an additional 10+ mtpa of expected production capacity under construction. Cheniere is also pursuing liquefaction expansion opportunities and other projects along the LNG value chain. Cheniere is headquartered in Houston, Texas, and has additional offices in London, Singapore, Beijing, Tokyo, and Washington, D.C.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission.

About Cheniere Partners
Cheniere Partners owns the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, which has natural gas liquefaction facilities consisting of six liquefaction Trains with a total production capacity of approximately 30 mtpa of LNG. The Sabine Pass LNG terminal also has operational regasification facilities that include five LNG storage tanks, vaporizers, and three marine berths. Cheniere Partners also owns the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate and intrastate pipelines.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding regulatory authorization and approval expectations, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third-parties, (v) statements regarding potential financing arrangements, (vi) statements regarding future discussions and entry into contracts, and (vii) statements relating to Cheniere’s capital deployment, including intent, ability, extent, and timing of capital expenditures, debt repayment, dividends, share repurchases and execution on the capital allocation plan. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.
Contacts
Cheniere Energy, Inc.

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Eben Burnham-Snyder	713-375-5764
Bernardo Fallas	713-375-5593